IRONCLAD PERFORMANCE WEAR REPORTS
FIRST QUARTER 2008 FINANCIAL RESULTS

Company Sustains Sales Growth; Reiterates Profitability Guidance for 2008

El Segundo, California -- May 15, 2008 - Ironclad Performance Wear Corporation (ICPW:OB), a leader in high-performance gloves and apparel, today reported financial results for the first quarter ended March 31, 2008.

Net sales for the first quarter of 2008 were $1,851,103, essentially flat when compared to $1,849,932 from the corresponding period in 2007.

Gross profit for the first quarter of 2008 was $793,997, a decrease of approximately 14% versus $924,552 from the corresponding period in 2007. The decrease in gross profit for the quarter was due in large part to an increase in accruals for product returns of 4.5% (primarily from one customer), and a change in the product and customer sales mix that resulted in lower average selling prices of approximately 2.4%. However, these were offset by a 0.9% benefit from relocating apparel production to overseas factories. In the first quarter of 2007 the Company benefited from a one time special purchase of inventory that increased gross profit by 1%.

“Despite a challenging economic environment and rising raw material costs, primarily from petroleum, we’re pleased that we continued to achieve sales growth for the tenth consecutive quarter,” said Ed Jaeger, President and CEO of Ironclad.

Operating expenses for the first quarter of 2008 were $1,919,189, a decrease of 8.8% versus $2,105,297 from the first quarter of 2007. The improvement in operating expenses was primarily related to increased operating efficiencies within SG&A, as well as lower legal and accounting costs.

Interest expense decreased slightly in 2008 versus the same period of 2007, due to slightly reduced borrowings on our credit line, while interest income decreased by 85.5% in the first quarter of 2008 as a result of seasonally lower cash balances on the Company’s Balance Sheet as compared to the first quarter of 2007.

The Company’s net loss decreased by 2.0% to $1,151,860 in the first quarter of 2008 compared with $1,175,585 during the same period of 2007, primarily due to a reduction in operating expenses.

“We continue to focus our efforts at managing our operating expenses, particularly as they track to our sales,” said Tom Kreig, Ironclad’s Interim Chief Financial Officer. “We remain committed to achieving profitability in 2008.”

In April of 2008, the Company completed a $1.4 million private placement to facilitate an expansion in its product production and marketing efforts.

In addition, the Company is looking to expand its working-capital facility, which it believes will provide added production and manufacturer pricing flexibility.

Ironclad Performance Wear Corporation will hold a conference call to discuss its first quarter 2008 financial results on Thursday, May 15, 2008 at 1:15 p.m. Pacific Time (4:15 p.m. Eastern Time). To participate in the conference call, interested parties should dial (866) 452-2901 ten minutes prior to the call, then enter PIN 47925485 International callers should dial (1+) (706) 679-4930 and enter the same PIN. If you are unable to participate in the live call, a replay will be available through May 17, 2008. To access the replay, dial 1 (800) 642-1687, followed by passcode 47925485. International callers should dial (1+) (706) 645-9291 and use the same passcode.

In addition, the conference call will also be broadcast live over the Internet and can be accessed at www.ironclad.com. For those unable to participate during the live broadcast, the Webcast will be archived for two weeks.

About Ironclad Performance Wear Corporation
Ironclad, which created the performance work glove category in 1998, engineers, manufactures and sells a comprehensive line of task-specific gloves and performance-fabric apparel. With its focus on innovation, design, advanced material science and durability, the company is leveraging its leadership position in the construction and industrial markets through an expansion into the cross-over action sports and outdoor enthusiast markets. Ironclad. Ironclad’s products are available at hardware stores, home centers, industrial suppliers, lumber yards, and sporting goods retailers nationwide, and in Australia, Canada, Japan, Hungary, and the United Kingdom.

For more information on Ironclad, please visit the Company's Website at www.ironclad.com.

Information about Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in Ironclad's filings with the United States Securities and Exchange Commission. For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the Company’s recent Securities and Exchange filings, which are available at www.sec.gov. Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Ironclad:	Silver Public Relations:
Ed Jaeger, CEO	David Silver
(310) 643-7800 X 106	(213) 488-6161

Ironclad Performance Wear Corp.
CONSOLIDATED BALANCE SHEET
March 31, 2008

ASSETS
Current Assets
Cash and cash equivalents	$266,848
Accounts receivable net of allowance for doubtful accounts of $98,000	2,102,856
Inventory	3,743,333
Prepaid and other	163,136

Total current assets	6,276,173

Property, Plant and equipment
Computer equipment and software	205,531
Vehicles	43,680
Office equipment and furniture	142,972
Leasehold improvements	34,110
Less: accumulated amortization	(181,933)

Total property, plant and equipment	244,360

Trademarks, net of $6,467 of accumulated amortization	86,485
Deposits	44,122

Total Assets	$6,651,140

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	3,099,426
Line of credit	1,720,881
Current portion of captial lease	674

Total current liabilities	4,820,981

Long Term Liabilities	0

Total Liabilities	4,820,981

Stockholder's Equity
Common stock, $.001 par value; 172,744,750 million shares
authorized; 30,064,060 share issued and outstanding	35,390
Additional paid In capital	14,092,274
Accumulated deficit	(12,297,505)

Total Stockholders' Equity	1,830,159

Total Liabilities & Stockholders' Equity	$6,651,140

Ironclad Performance Wear Corp.
CONSOLIDATED STATEMENTS OF OPERATIONS
March 31, 2008

	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007

REVENUES
Net sales	$1,851,103	$1,849,932

COST OF SALES
Cost of sales	1,057,106	925,380

GROSS PROFIT	793,997	924,552

OPERATING EXPENSES
General and administrative	678,279	944,859
Sales and marketing	899,031	893,936
Research and development	104,914	101,680
Operations	212,934	149,875
Depreciation and amortization	24,031	14,947

Total Operating Expenses	1,919,189	2,105,297

LOSS FROM OPERATIONS	(1,125,192)	(1,180,745)

OTHER INCOME(EXPENSE)
Interest expense	(35,017)	(38,563)
Change in fair value of warrant liability	-	20,564
Interest income	3,235	22,273
Unrealized loss on financing activities	(3,090)	-
Other income(expense), net	9,014	885

Total Other Income(Expense), Net	(25,858)	5,159

NET LOSS BEFORE INCOME TAXES	(1,151,050)	(1,175,586)

PROVISION FOR (BENEFIT FROM) INCOME TAXES	(810)	-

NET LOSS	$(1,150,240)	$(1,175,586)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.03)	$(0.04)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	35,389,504	30,064,060